UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Goldfield Corporation

(Name of Registrant as Specified in Its Charter)

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<As revised May 9, 2013>

THE GOLDFIELD CORPORATION
1684 West Hibiscus Blvd., Melbourne, FL 32901	Phone: 321·724·1700 FAX: 321·308·1163

**** IMPORTANT ****

Dear Goldfield Corporation Shareholder:

Enclosed you will find an additional proxy form relating to Goldfield’s Annual Meeting of Shareholders to be held on May 30, 2013.

At our annual meeting, shareholders will act upon the election of directors, the appointment of our independent registered public accounting firm, the advisory approval of our executive compensation, the advisory approval of the frequency of the approval of our executive compensation, and the approval of our Long-Term Incentive Plan.

Your Board, as fellow shareholders, urges each of you to vote “FOR” each of the proposals outlined in the proxy statement previously sent to you.

***Please Vote Today***

Your vote is especially important this year because we need a majority of the outstanding shares to vote on our Long-Term Incentive Plan proposal.

We are sending you this reminder notice because we have not yet heard from you, and we urge you to vote your shares immediately. As a shareholder, you have the right to vote over the Internet or by telephone, and we are asking you to do so now to save Goldfield further expense and to ensure that your vote is counted. Instructions on how to vote over the telephone or Internet are enclosed in this package.

We strongly encourage you to exercise your right to vote, and to vote by telephone or over the Internet using the instructions provided.

If you sign and return the enclosed form without indicating a different choice, your shares will be voted “FOR” each of the proposals.

Thank you for your investment in The Goldfield Corporation and for voting your shares. If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., LLC at 1-855-201-1081.

Sincerely,

John H. Sottile

Chairman of the Board